Exhibit a.14.

MAINSTAY VP SERIES FUND, INC.
ARTICLES SUPPLEMENTARY

MainStay VP Series Fund, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, (hereinafter called the “Corporation”), certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

FIRST:   Pursuant to the authority granted to the Board of Directors of the Corporation (the “Board”) in Sections (1) and (2) of Article V of the Corporation’s Charter (the “Charter”), the Board, by resolutions adopted at a meeting duly convened and held on October 1, 2009, has reclassified and designated:  (a) 400,000,000 shares of the authorized and unissued capital stock (unclassified) of the Corporation, par value $0.01 per share (“Capital Stock”); and (b) 100,000,000 Initial Class shares and 100,000,000 Service Class shares of MainStay VP Value Portfolio as follows:

•	400,000,000 shares of Capital Stock into 400,000,000 shares of Initial Class shares of MainStay VP Cash Management Portfolio; and

•	100,000,000 Initial Class shares of MainStay VP Value Portfolio into 100,000,000 Initial Class shares of MainStay VP Cash Management Portfolio; and

•	100,000,000 Service Class shares of MainStay VP Value Portfolio into 100,000,000 Service Class shares of MainStay VP High Yield Corporate Bond Portfolio.

SECOND:  The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualification, and terms and conditions of redemption of said classes is as set forth in Articles V and VI of the Charter with respect to the Capital Stock and shall be subject to all provisions of the Charter relating to shares of the Corporation generally.

THIRD:   The Board’s power to classify and reclassify any unissued shares is not changed by this Articles Supplementary.

FOURTH:   Immediately after the effectiveness of these Articles Supplementary, the number of shares of capital stock of all classes which the Corporation is authorized to issue remains seven billion (7,000,000,000) shares, par value one cent ($0.01) per shares, consisting of the following classes:

Name of Class	Number of Shares
Capital Stock (Unclassified)	50,000,000
MainStay VP Balanced Portfolio – Initial Class MainStay VP Balanced Portfolio – Service Class	100,000,000 100,000,000
MainStay VP Bond Portfolio – Initial Class MainStay VP Bond Portfolio – Service Class	100,000,000 100,000,000
MainStay VP Capital Appreciation Portfolio - Initial Class MainStay VP Capital Appreciation Portfolio - Service Class	100,000,000 100,000,000

Name of Class	Number of Shares
MainStay VP Cash Management Portfolio –Initial Class	2,200,000,000
MainStay VP Common Stock Portfolio - Initial Class MainStay VP Common Stock Portfolio - Service Class	100,000,000 100,000,000
MainStay VP Conservative Allocation Portfolio - Initial Class MainStay VP Conservative Allocation Portfolio - Service Class	100,000,000 100,000,000
MainStay VP Convertible Portfolio - Initial Class MainStay VP Convertible Portfolio - Service Class	100,000,000 100,000,000
MainStay VP Developing Growth Portfolio - Initial Class MainStay VP Developing Growth Portfolio - Service Class	100,000,000 100,000,000
MainStay VP Floating Rate Portfolio – Initial Class MainStay VP Floating Rate Portfolio – Service Class	100,000,000 100,000,000
MainStay VP Government Portfolio – Initial Class MainStay VP Government Portfolio – Service Class	100,000,000 100,000,000
MainStay VP Growth Allocation Portfolio – Initial Class MainStay VP Growth Allocation Portfolio – Service Class	100,000,000 100,000,000
MainStay VP High Yield Corporate Bond Portfolio – Initial Class MainStay VP High Yield Corporate Bond Portfolio – Service Class	150,000,000 200,000,000
MainStay VP ICAP Select Equity Portfolio – Initial Class MainStay VP ICAP Select Equity Portfolio – Service Class	200,000,000 200,000,000
MainStay VP International Equity Portfolio – Initial Class MainStay VP International Equity Portfolio – Service Class	100,000,000 100,000,000
MainStay VP Large Cap Growth Portfolio – Initial Class MainStay VP Large Cap Growth Portfolio – Service Class	100,000,000 100,000,000
MainStay VP Mid Cap Growth Portfolio - Initial Class MainStay VP Mid Cap Growth Portfolio - Service Class	100,000,000 100,000,000
MainStay VP Mid Cap Core Portfolio - Initial Class MainStay VP Mid Cap Core Portfolio - Service Class	100,000,000 100,000,000
MainStay VP Mid Cap Value Portfolio - Initial Class MainStay VP Mid Cap Value Portfolio - Service Class	100,000,000 100,000,000
MainStay VP Moderate Allocation Portfolio - Initial Class MainStay VP Moderate Allocation Portfolio - Service Class	100,000,000 100,000,000
MainStay VP Moderate Growth Allocation Portfolio - Initial Class MainStay VP Moderate Growth Allocation Portfolio - Service Class	100,000,000 100,000,000
MainStay VP S&P 500 Index Portfolio – Initial Class MainStay VP S&P 500 Index Portfolio – Service Class	100,000,000 100,000,000
MainStay VP Small Cap Growth Portfolio -Initial Class MainStay VP Small Cap Growth Portfolio - Service Class	100,000,000 100,000,000
MainStay VP Total Return Portfolio – Initial Class MainStay VP Total Return Portfolio – Service Class	100,000,000 100,000,000
7,000,000,000

FIFTH:           These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

SIXTH:          These Articles Supplementary shall be effective immediately upon acceptance for record by the SDAT.

SEVENTH:    The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this 8th day of October, 2009.

ATTEST:	MAINSTAY VP SERIES FUND, INC.

/s/ Thomas Lynch	By :	/s/ Stephen P. Fisher
Thomas Lynch		Stephen P. Fisher
Assistant Secretary		President